Annual Shareholders’ Meeting April 17, 2014 Iowa City, Iowa 4/14/2014

4/14/2014 *Non-GAAP; excludes goodwill impairment charges 2 Review 2013: Another Record Year Net Income 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 $2,733 $2,087 $9,805 $13,311 $16,534 $18,607 2008* 2009 2010 2011 2012 2013 (in thousands) $

4/14/2014 *Non-GAAP; excludes goodwill impairment charges 3 Review 2013: Another Record Year 10.98% 8.69% 10.67% 3.57% 1.71% 7.41% 9.50% 10.95% 11.43% 2005 2006 2007 2008* 2009 2010 2011 2012 2013 Return on Average Tangible Common Equity

4/14/2014 4 Review 2013: Another Record Year $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $1.38 $2.19 Basic Earnings Per Share 2000 - 2013 ISB Financial Corp. MOFG * Non-GAAP; excludes goodwill impairment charge

4/14/2014 Data provided by SNL Financial. 5 Why MidWestOne? Period Ending Index 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 MidWestOne Financial Group, Inc. 100.00 91.99 161.39 158.55 226.56 306.71 NASDAQ Composite 100.00 145.36 171.74 170.38 200.63 281.22 SNL-Midwestern Banks Index 100.00 84.75 105.24 99.40 119.64 163.80 75 100 125 150 175 200 225 250 275 300 325 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 In d e x V a lu e Total Return Performance MidWestOne Financial Group, Inc. NASDAQ Composite SNL-Midwestern Banks Index

MidWestOne Financial Group, Inc.

Top Ten Iowa-based Bank Holding Companies by Asset Size

Institution	Ticker	City	Total Assets (2013)
Heartland Financial USA, Inc.	HTLF	Dubuque	$5,923,716
BTC Financial Corp.	-	Des Moines	$3,456,239
QCR Holdings, Inc.*	QCRH	Moline	$2,394,953
Hills Bancorporation	HBIA	Hills	$2,167,795
MidWest*One* Financial Group, Inc.	**MOFG**	**Iowa City**	**$1,755,218**
Northwest Financial Corp.	-	Arnolds Park	$1,562,280
West Bancorporation, Inc.	WTBA	West Des Moines	$1,442,404
ATBancorp	-	Dubuque	$1,347,446
Ida Grove Banchsares, Inc.	-	Ida Grove	$1,245,520
Ames National Corporation	ATLO	Ames	$1,233,084
Stark Bank Group, Ltd.	-	Fort Dodge	$1,148,264

You're the *One*™

*QCRH is based in Moline, IL

4/14/2014

Values in thousands

6

4/14/2014 7 Publicly Traded Iowa Depository Institutions Market Capitalization and price data as of 03/31/2014 Source: SNL Financial *QCRH is based in Moline, Il Company City Ticker Market Cap ($M) Price Change 5 Year (%) Price Change 3 Year (%) Price Change 1 Year (%) Meta Financial Group, Inc. Storm Lake CASH 265.9 400.3 173.86 60.81 MidWestOne Financial Group, Inc. Iowa City MOFG 213.1 151.6 68.97 6.52 QCR Holdings, Inc.* Moline QCRH 135.9 121.8 108.10 7.56 Heartland Financial USA, Inc. Dubuque HTLF 501.6 77.8 57.57 13.20 West Bancorporation, Inc. Moline WTBA 231.7 67.2 80.57 31.70 Iowa First Bancshares Corp. Muscatine IOFB 33.7 66.2 16.16 (7.97) Hills Bancorporation Hills HBIA 349.8 39.6 13.85 4.23 Ames National Corporation Ames ATLO 201.8 6.1 14.90 9.72 Two Rivers Financial Group, Inc. Burlington TRVR 46.7 (3.8) 32.46 15.43 Farmers & Merchants Bancshares, Inc. Burlington FMBN 5.3 (62.3) 8.11 13.64 Iowa Average 162.5 86.5 29.50 13.70 Iowa Median 165.3 66.7 41.80 17.30

4/14/2014 8 Balance Sheet Trends 2008 - 2013 $1,300,000 $1,400,000 $1,500,000 $1,600,000 $1,700,000 $1,800,000 2008 2009 2010 2011 2012 2013 $1,755,218 Total Assets (in thousands)

4/14/2014 9 Balance Sheet Trends 2008 - 2013 850,000 900,000 950,000 1,000,000 1,050,000 1,100,000 2008 2009 2010 2011 2012 2013 $ 1,088,412 Bank Loans (in thousands)

4/14/2014 Bank portfolio only; excludes loan pools 10 Bank Credit Quality Trends 2008 2009 2010 2011 2012 2013 NPA’s/ Total Assets 1.08% 1.14% 1.49% 1.31% 0.83% 0.89% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 2008 2009 2010 2011 2012 2013 NPA’s/ Total Assets

4/14/2014 Bank portfolio only; excludes loan pools 11 Bank Credit Quality Trends 2008 2009 2010 2011 2012 2013 NCO’s/ Avg. Loans 0.48% 0.48% 0.50% 0.30% 0.21% 0.10% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 2008 2009 2010 2011 2012 2013 NCO’s/ Avg. Loans

4/14/2014 Bank portfolio only; excludes loan pools 12 Bank Credit Quality Trends 2008 2009 2010 2011 2012 2013 Bank LLR / Total Bank Loans 1.08% 1.44% 1.62% 1.59% 1.54% 1.49% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2008 2009 2010 2011 2012 2013 Bank LLR / Total Bank Loans

4/14/2014 13 Liquidity $1,000,000 $1,100,000 $1,200,000 $1,300,000 $1,400,000 2008 2009 2010 2011 2012 2013 $1,374,942 Total Deposits (12.31.2013) 2008 2009 2010 2011 2012 2013 Total Deposits $1,128,189 $1,179,868 $1,219,328 $1,306,642 $1,399,733 $1,374,942 (in thousands)

4/14/2014 * 2012 shaded section shows charge on termination of pension 14 Expense Control Success Non-Interest Expense: 2009 – 2013 (in thousands) $38,000 $40,000 $42,000 $44,000 $46,000 $48,000 $50,000 2009 2010 2011 2012 2013 $45,579 $43,289 $42,235 $42,872 $42,087 $48,960 Cha rge O n P e nsi o n

4/14/2014 15 Rewarding Our Shareholders  Share Repurchase Program:  MOFG Stock Price: • 1/2/2013: $21.74 • 12/31/2013: $27.20  Dividend increased • from $0.50  $0.58 annually • 40,713 Shares repurchased at $23.74 (average) in 2013 • $5,205,358 returned to our shareholders via dividends and share repurchases in 2013

4/14/2014 16 On Our Mind…  Profitable Growth  Realizing Efficiency Improvements  Treasury Management  Mortgage Lending Business 0.00% 20.00% 40.00% 60.00% 80.00% 2009 2010 2011 2012 2013 71.9% 64.4% 62.9% 67.3% 57.2% 58.8% Efficiency Ratio (%) Effect of Pension Charge

4/14/2014 17 Regulation – Qualified Mortgages

4/14/2014 18 2013 Performance

4/14/2014 19 Regulation The Credit Union Issue: 2013 Income (in thousands) Hills Bancorporation MidWestOne UICCU Pretax Income $36,843 $25,253 $31,871 Tax Expense $10,912 $6,646 $339 Net Income $25,931 $18,607 $30,769 UICCU taxes calculated as .05% of regular reserves per December 2013 Call Report

4/14/2014 20 Improving Customer Service Introducing new ways to serve our customers Consistently measuring service levels Outstanding training courses

4/14/2014 21 Employee Engagement Awards Top 100 Workplaces in Iowa Des Moines Register Company of the Year United Way of Johnson County Coolest Place to Work in the Corridor Corridor Business Journal Best Place for Young Professionals to Work EPIC (Iowa City Chamber) 2nd Place Nationally Midsize Companies 2014 Leadership 500 Excellence Awards Recognizing Exceptional Leadership Development

4/14/2014 22 Serving Our Communities

Name Position Banking Experience Years with MidWestOne Charles N. Funk President & CEO 34 Years 13 Years Susan R. Evans Chief Operating Officer 37 Years 12 Years Kent L. Jehle EVP, Chief Credit Officer 32 Years 27 Years Gary J. Ortale EVP, Chief Financial Officer 35 Years 26 Years Douglas L. Benjamin SVP, Regional President 25 Years 9 Years James M. Cantrell SVP, Chief Risk Officer 27 Years 4 Years Barbara A. Finney SVP, Regional President 21 Years 16 Years Sondra J. Harney SVP, Director of Human Resources 34 Years 34 Years John J. Henk SVP, Chief Information Officer 26 Years 7 Years Steven P. Hicks SVP, Regional Credit Manager 25 Years 22 Years Todd A. Means SVP, Regional President 17 Years 12 Years Pamela S. Pothoven SVP, Regional President 30 Years 7 Years Gregory W. Turner SVP, Wealth Management 16 Years 5 Years 4/14/2014 23 Executive Management Team

4/14/2014 24 Our Operating Principles 1. Take care of our customers … and those who should be 2. Hire and retain excellent employees 3. Always conduct yourself with the utmost integrity 4. Work as one team 5. Learn constantly so we can continually improve

4/14/2014 25 MOFG Board of Directors

4/14/2014 26 Robert Wersen

4/14/2014 27 John Koza

Thank you for joining us. 4/14/2014